UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 11, 2009

Date of Report (Date of earliest event reported)

Verso Paper Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Verso Paper Holdings LLC

(Exact name of registrant as specified in its charter)

Delaware	333-142283	56-2597634
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6775 Lenox Center Court, Suite 400

Memphis, Tennessee 38115-4436

(Address, including zip code, of principal executive offices)

(901) 369-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Indenture and Senior Secured Notes due 2014

On June 11 2009, Verso Paper Holdings LLC (“Verso Holdings”) and Verso Paper Inc. (“Verso Inc.” and together with Verso Holdings, the “Issuers”) issued $325 million aggregate principal amount of its 11.5% senior secured notes due 2014 (the “Notes”) governed by an Indenture, dated as of June 11, 2009, among the Issuers, the guarantors named therein (the “Guarantors”) and Wilmington Trust FSB, as trustee (the “Indenture”). The Indenture provides that the Notes are guaranteed by the Guarantors and are secured by substantially all of the property and assets of the Issuers and Guarantors that secure Verso Holdings’ senior secured credit facilities, subject to certain exceptions. The Notes will be secured on a ratable and pari passu basis with Verso Holdings’ senior secured credit facilities.

The Issuers will pay interest on the Notes at 11.5% per annum, semiannually to holders of record at the close of business on December 15 or June 15 immediately preceding the interest payment date on January 1 and July 1 of each year, commencing on January 1, 2010.

The Issuers may redeem the Notes, in whole or in part, at any time on or after January 1, 2012, at a redemption price equal to 100% of the principal amount plus a specified premium of 5.0%, declining to 3.0% on January 1, 2013, and declining to par on July 1, 2013, plus accrued and unpaid interest. At any time before January 1, 2012, not more than once in any twelve-month period, the Issuers may redeem up to 10% of the aggregate principal amount of the Notes at a redemption price of 103%. At any time before January 1, 2012, the Issuers may also redeem up to 35% of the aggregate principal amount of the Notes with the proceeds of qualified equity offerings at a redemption price of 111.5%, plus accrued and unpaid interest, and some or all of the Notes at a price equal to the principal amount thereof plus a make-whole premium, plus accrued and unpaid interest.

The Indenture contains covenants that limit the Issuers’ (and most of their subsidiaries’) ability to, among other things: (i) incur additional debt or issue certain preferred shares; (ii) pay dividends on or make other distributions in respect of their capital stock or make other restricted payments; (iii) make certain investments; (iv) create or permit to exist dividend and/or payment restrictions affecting their restricted subsidiaries; (v) sell certain assets; (vi) enter into certain transactions with their affiliates; (vii) create liens on certain assets; (viii) consolidate, merge, sell or otherwise dispose of all or substantially all of their assets; and (ix) designate their subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important limitations and exceptions. The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Registration Rights Agreement

On June 11, 2009, in connection with the issuance of the Notes, the Issuers and the Guarantors entered into a registration rights agreement with Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. (collectively, the “Initial Purchasers”), relating to, among other things, the exchange offer for the Notes and the related guarantees (the “Registration Rights Agreement”).

Subject to the terms of the Registration Rights Agreement, the Issuers and the Guarantors will use their commercially reasonable efforts to register with the SEC notes and guarantees having substantially identical terms as the Notes as part of offers to exchange freely tradable exchange notes for the Notes within 365 days after the issue date of the Notes (the “effectiveness target date”). The Issuers and the Guarantors will use their commercially reasonable efforts to cause each exchange offer to be completed within 30 business days after the effectiveness target date.

If the Issuers and the Guarantors fail to meet these targets (a “registration default”), the annual interest rate on the Notes will increase by 0.25% per year for the first 90-day period after a registration default. The annual interest rate on the Notes will increase by an additional 0.25% per year for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.0% per year over the otherwise applicable interest rate, which is 11.5%. If the registration default is corrected, the applicable interest rate will revert to the original level.

Amended and Restated Guaranty and Collateral Agreement

On June 11, 2009, Verso Paper Finance Holdings LLC, Verso Holdings, each other pledgor identified therein, Credit Suisse, Cayman Islands Branch, as administrative agent for the secured parties (the “Agent”), Credit Suisse, Cayman Islands Branch, as credit agreement authorized representative and Wilmington Trust FSB, as note authorized representative, entered into an Amended and Restated Guarantee and Collateral Agreement (the “Guarantee and Collateral Agreement”).

Pursuant to the Guarantee and Collateral Agreement, the guarantors named therein guarantee payment on the senior secured credit facilities and the pledgors named therein grant to the Agent for the benefit of the secured parties a security interest in all of its rights and title in the Article 9 Collateral and Pledged Collateral (in each case, as defined therein) as collateral security for payment on the Notes and the senior secured credit facilities. The Notes will be secured on a ratable and pari passu basis with the senior secured credit facilities.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Indenture, the Registration Rights Agreement and the Guarantee and Collateral Agreement, attached hereto as Exhibit 4.1, Exhibit 4.2 and Exhibit 10.1, respectively.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are included with this report:

Exhibit Number	Description of Exhibit
4.1	Indenture, dated as of June 11, 2009, among Verso Paper Holdings LLC, Verso Paper Inc., the guarantors named therein and Wilmington Trust FSB, as trustee.

4.2	Registration Rights Agreement, dated as of June 11, 2009, among Verso Paper Holdings LLC, Verso Paper Inc., the guarantors named therein and Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., as initial purchasers.

10.1	Amended and Restated Guarantee and Collateral Agreement, dated as of June 11, 2009, among Verso Paper Finance Holdings LLC, Verso Paper Holdings LLC, each other Pledgor identified therein, Credit Suisse, Cayman Islands Branch, as administrative agent for the secured parties, Credit Suisse, Cayman Islands Branch, as credit agreement authorized representative, Wilmington Trust FSB, as note authorized representative, and each additional authorized representative from time to time party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    Date: June 11, 2009

VERSO PAPER CORP.

By:	/s/ Robert P. Mundy
Robert P. Mundy
Senior Vice President and Chief Financial Officer

VERSO PAPER HOLDINGS LLC

By:	/s/ Robert P. Mundy
Robert P. Mundy
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Indenture, dated as of June 11, 2009, among Verso Paper Holdings LLC, Verso Paper Inc., the guarantors named therein and Wilmington Trust FSB, as trustee.

4.2	Registration Rights Agreement, dated as of June 11, 2009, among Verso Paper Holdings LLC, Verso Paper Inc., the guarantors named therein and Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., as initial purchasers.

10.1	Amended and Restated Guarantee and Collateral Agreement, dated as of June 11, 2009, among Verso Paper Finance Holdings LLC, Verso Paper Holdings LLC, each other Pledgor identified therein, Credit Suisse, Cayman Islands Branch, as administrative agent for the secured parties, Credit Suisse, Cayman Islands Branch, as credit agreement authorized representative, Wilmington Trust FSB, as note authorized representative, and each additional authorized representative from time to time party thereto.